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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement 33-61977 on Form S-8 dated August 21, 1995, and Registration Statement 33-619797 on Form S-8 dated August 21, 1995, and Registration Statement 33-12571 on Form S-8 dated March 11, 1987, and Registration Statement 33-593 on Form S-8 dated October 1, 1985, of our report dated February 27, 1997, with respect to the consolidated financial statements and schedule of Medar, Inc. and subsidiaries listed in the index at Item 14(a) of this Annual Report (Form 10-K) for the year ended December 31, 1996.




                                        /s/Ernest & Young LLP


Detroit, Michigan
March 27, 1997